Exhibit 17(h)


[LOGO] Merrill Lynch  Investment Managers                        www.mlim.ml.com

Annual Report

October 31, 2002

Mercury
Large Cap
Value Fund
Of Mercury Large Cap Series Funds, Inc.

PORTFOLIO INFORMATION

AS OF OCTOBER 31, 2002

Ten Largest                                                          Percent of
Equity Holdings                                                      Net Assets
--------------------------------------------------------------------------------
Exxon Mobil Corporation                                                  4.0%
--------------------------------------------------------------------------------
Bank of America Corporation                                              3.8
--------------------------------------------------------------------------------
The Procter & Gamble Company                                             2.3
--------------------------------------------------------------------------------
U.S. Bancorp                                                             2.2
--------------------------------------------------------------------------------
Wachovia Corporation                                                     2.1
--------------------------------------------------------------------------------
Washington Mutual, Inc.                                                  1.9
--------------------------------------------------------------------------------
Philip Morris Companies Inc.                                             1.8
--------------------------------------------------------------------------------
Citigroup Inc.                                                           1.8
--------------------------------------------------------------------------------
The Allstate Corporation                                                 1.7
--------------------------------------------------------------------------------
National City Corporation                                                1.4
--------------------------------------------------------------------------------

                                                                      Percent of
Five Largest Industries                                               Net Assets
--------------------------------------------------------------------------------
Banks                                                                   24.1%
--------------------------------------------------------------------------------
Household Durables                                                       7.2
--------------------------------------------------------------------------------
Health Care Providers & Services                                         7.1
--------------------------------------------------------------------------------
Oil & Gas                                                                5.2
--------------------------------------------------------------------------------
Specialty Retail                                                         5.1
--------------------------------------------------------------------------------


                October 31, 2002 (2) Mercury Large Cap Value Fund

DEAR SHAREHOLDER

We are pleased to provide you with this annual report for Mercury Large Cap Value Fund. The Fund invests primarily in a diversified portfolio of equity securities of large cap companies that Fund management selects from among the securities found in the Russell 1000(R) Index. Our investment process attempts to add value through both security selection and portfolio construction. Security selection involves the use of quantitative selection criteria including earnings momentum, earnings surprise and valuation. These criteria are input into a proprietary quantitative model and are subject to selective fundamental overrides. Portfolio construction consists of an optimization process with risk management controlling style, capitalization, sector and individual security selection.

Fiscal Year in Review

For the six months ended October 31, 2002, the Fund's Class A, Class B and Class C Shares had total returns of -17.27%, -17.26% and -17.65%, respectively. (Fund results shown do not reflect sales charges, and would be lower if sales charges were included. Complete performance information can be found on pages 6-9 of this report to shareholders.) The six-month performance results are essentially flat to the -17.35% total return of the benchmark unmanaged Russell 1000 Value Index for the same period.

For the 12-month period ended October 31, 2002, the Fund's Class A, Class B and Class C Shares had total returns of -4.84%, -4.77% and -5.66%, respectively, which compare quite favorably to the -10.02% return of the Russell 1000 Value Index. The major drivers of performance for the past year were stock selection in consumer discretionary and financials, the Portfolio's underweight in telecommunication services and the Portfolio's overweight in consumer discretionary. Our overweight and stock selection in information technology had a negative impact on performance. Generating absolute performance in the market environment of the past year has been very difficult. As such, we have done our best to gain relative performance compared to our benchmark and competitive peer groups.

During the last six months of the fiscal year ended October 31, 2002, positive contributors to Fund performance included stock selection in financials, our underweight in utilities and our overweight in consumer staples. The largest negative contributor to performance was stock selection in health care and information technology. The largest single positive contributors to performance were Coca-Cola Enterprises Inc., Henry Schein, Inc., AutoZone, Inc. and Deluxe Corporation. Relative to the benchmark, we also benefited from not owning J.P. Morgan Chase & Co. and El Paso Corporation. The largest detractors to performance included HealthSouth, CIGNA Corporation, and Sears, Roebuck & Co. Relative to the benchmark, we increased our selection in financials and materials, and reduced our selection in information technology and health care. Our largest purchases included Lockheed Martin Corporation, Occidental Petroleum Corporation, U.S. Bancorp, Winn-Dixie Stores, Inc. and PPG Industries, Inc., and our largest sales included Tenet Healthcare Corporation, Circuit City Stores, Comerica Incorporated and Cendant Corporation.


               October 31, 2002 (3) Mercury Large Cap Value Fund

Economic Environment

Looking back at the markets during the past six months from a technical perspective, the July low in stocks had the classic hallmarks of a major market bottom. Pessimism was at an extreme, record mutual fund redemptions reeked of capitulation and corporate insiders had resumed buying. We believe that absolute valuations remain the greatest obstacle to a sustained new increase in equity prices. However, equities are inexpensive compared to the level of short-term interest rates and to ten-year Treasury yields. The distrust of published earnings data adds another element of confusion about assessing the value of stocks. An increase in company buybacks of stocks and continued insider buying suggest that there are pockets of value in parts of the market. Even if one accepted the view that valuations are in a sustainable zone, the long-run prospects for equity prices are constrained by the subdued outlook for earnings. Most companies continue to face tough competitive conditions.

Much of the corporate sector is battling against the unpleasant combination of soft volume growth and negligible pricing power. Second quarter revenue growth for Standard & Poor's 500 companies was only 2.4% above year-ago levels. Faced with such sluggish top-line performance, companies can only boost profits by cutting costs. Companies have been successful in raising efficiency and lowering costs during the past year. In the absence of increased demand, we believe companies will be forced to embark on a new wave of labor shedding with negative implications for the consumer sector.

There is little good news to report with regard to the economic outlook. Companies are still retrenching and the pace of job cutbacks may even accelerate. This raises a huge question regarding the sustainability of consumer spending. Real gross domestic product growth rose strongly in the third quarter, but that paints a misleading picture of the economy's underlying trend. A renewed Federal Reserve Board monetary easing would probably trigger a rally in stocks and a sell-off in bonds. However, it is impossible to predict in advance whether that would mark a sustained shift in market trends. In our opinion, the Federal Reserve Board needs to get ahead of market expectations and arrest the slide in confidence. At this time, lower interest rates alone are not likely to cause businesses to step up their spending. We believe that will require an improvement in the profit outlook, which may take time to develop.

The duration and magnitude of the equity market decline leads us to believe that many of the negatives described above are in stock prices and that the summer and fall of 2002


               October 31, 2002 (4) Mercury Large Cap Value Fund will turn out to have been reasonable times to have purchased common stocks. We summarize the positives and negatives for equities as follows:

Positives:

o     Record low interest rates;

o     Investor sentiment;

o     Valuation relation to cash and Treasury issues.

Negatives:

o     Slow nominal and earnings growth;

o     Iraq/terrorism threats;

o     Lack of trust around corporate governance.

As for the Portfolio, we continue to believe that stock selection is more important than sector, style or capitalization selection in the current market. Having said that, we are overweight in consumer discretionary and consumer staples, and underweight in information technology, utilities, telecommunication services and energy. We also believe that small-, mid- and large-capitalization stocks are more attractive at this time than mega cap companies, and the Portfolio reflects this position.

In Conclusion

We thank you for your investment in Mercury Large Cap Value Fund, and we look forward to reviewing our outlook and strategy with you in our next report to shareholders.

Sincerely,


/s/ Terry K. Glenn                      /s/ Robert C. Doll, Jr.

Terry K. Glenn                          Robert C. Doll, Jr.
President and Director/Trustee          Senior Vice President and
                                        Portfolio Manager

December 3, 2002


               October 31, 2002 (5) Mercury Large Cap Value Fund

FUND PERFORMANCE DATA

ABOUT FUND PERFORMANCE

The Fund offers multiple classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs.

CLASS A SHARES incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

CLASS B SHARES are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first two years, decreasing to 3% for each of the next two years and decreasing 1% each year thereafter to 0% after the sixth year. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class A Shares after approximately eight years.

CLASS C SHARES are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares may be subject to a 1% contingent deferred sales charge if redeemed within one year after purchase.

None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in each of the following tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders. The Fund's Administrator voluntarily waived a portion of its administration fee. Without such waiver, and reimbursement of expenses, the Fund's performance would have been lower.


               October 31, 2002 (6) Mercury Large Cap Value Fund

RECENT PERFORMANCE RESULTS

                                  6-Month          12-Month      Since Inception
As of October 31, 2002         Total Return      Total Return     Total Return
--------------------------------------------------------------------------------
Class A*                          -17.27%           - 4.84%          + 1.85%
--------------------------------------------------------------------------------
Class B*                          -17.26            - 4.77           + 1.17
--------------------------------------------------------------------------------
Class C*                          -17.65            - 5.66           - 0.42
--------------------------------------------------------------------------------
Russell 1000 Value Index**        -17.35            -10.02           -16.06
--------------------------------------------------------------------------------

 * Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in the Fund's net asset values for the periods shown, and assume reinvestment of all dividends and capital gains at net asset value on the ex-dividend date. The Fund commenced operations on 12/22/99.
** This unmanaged broad-based Index is a subset of the Russell 1000 Index consisting of those Russell 1000 securities with lower price/book ratios and lower forecasted growth values. The since inception total return is from 12/31/99.


                October 31, 2002 (7) Mercury Large Cap Value Fund

TOTAL RETURN BASED ON A $10,000 INVESTMENT

A line graph depicting the growth of an investment in the Fund's Class A, Class B & Class C Shares compared to growth of an investment in the Russell 1000 Value Index. Values are from December 22, 1999 to October 2002:

                                      12/22/99**    10/00      10/01      10/02
Mercury Large Cap Value Fund+--
Class A Shares*                       $9,475        $11,114    $10,142    $9,650
Mercury Large Cap Value Fund+--
Class B Shares*                       $10,000       $11,650    $10,623    $9,823
Mercury Large Cap Value Fund+--
Class C Shares*                       $10,000       $11,650    $10,556    $9,958

                                      12/31/99      10/00      10/01      10/02
Russell 1000 Index++                  $10,000       $10,809    $9,527     $8,394

 * Assuming maximum sales charge, transaction costs and other operating expenses, including administration fees.
**    Commencement of operations.
 + The Fund invests all of its assets in Master Large Cap Value Portfolio of Master Large Cap Series Trust. The Portfolio invests primarily in a diversified portfolio of equity securities of large cap companies located in the United States that the Investment Adviser believes are undervalued.
++ This unmanaged broad-based Index is a subset of the Russell 1000 Index consisting of those Russell 1000 securities with lower price/book ratios and lower forecasted growth values. The starting date for the Index in each of the graphs is from 12/31/99.

Past performance is not indicative of future results.


                October 31, 2002 (8) Mercury Large Cap Value Fund

FUND PERFORMANCE DATA (CONCLUDED)

AVERAGE ANNUAL TOTAL RETURN

                                                 % Return              % Return
                                                Without Sales         With Sales
Class A Shares*                                    Charge              Charge**
--------------------------------------------------------------------------------
One Year Ended
9/30/02                                           - 7.52%              -12.38%
--------------------------------------------------------------------------------
Inception (12/22/99)
through 9/30/02                                   - 0.19               - 2.11
--------------------------------------------------------------------------------
 *    Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.

                                                 % Return             % Return
                                                  Without               With
Class B Shares*                                    CDSC                 CDSC**
--------------------------------------------------------------------------------
One Year Ended
9/30/02                                           - 6.92%              -10.64%
--------------------------------------------------------------------------------
Inception (12/22/99)
through 9/30/02                                   - 0.44               - 1.49
--------------------------------------------------------------------------------
 * Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**    Assuming payment of applicable contingent deferred sales charge.

                                                 % Return             % Return
                                                  Without               With
Class C Shares*                                    CDSC                 CDSC**
--------------------------------------------------------------------------------
One Year Ended
9/30/02                                           - 8.26%              - 9.18%
--------------------------------------------------------------------------------
Inception (12/22/99)
through 9/30/02                                   - 0.98               - 0.98
--------------------------------------------------------------------------------
 * Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**    Assuming payment of applicable contingent deferred sales charge.


               October 31, 2002 (9) Mercury Large Cap Value Fund

STATEMENT OF ASSETS AND LIABILITIES

As of October 31, 2002

MERCURY LARGE CAP VALUE FUND

Assets:

Investment in Master Large Cap Value Portfolio, at value
  (identified cost--$3,280,412)                                             $ 3,230,454
                                                                            -----------
Total assets                                                                  3,230,454
                                                                            -----------
---------------------------------------------------------------------------------------

Liabilities:

Payable to distributor                                                            1,410
                                                                            -----------
Total liabilities                                                                 1,410
                                                                            -----------
---------------------------------------------------------------------------------------

Net Assets:

Net assets                                                                  $ 3,229,044
                                                                            ===========
---------------------------------------------------------------------------------------

Net Assets Consist of:

Class A Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                             $     2,311
Class B Shares of Common Stock, $.10 par value,
  200,000,000 shares authorized                                                  26,180
Class C Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                                   4,582
Paid-in capital in excess of par                                              3,593,495
Accumulated realized capital losses on investments from
  the Portfolio--net                                         $ (347,566)
Unrealized depreciation on investments from the
  Portfolio--net                                                (49,958)
                                                             ----------
Total accumulated losses--net                                                  (397,524)
                                                                            -----------
Net assets                                                                  $ 3,229,044
                                                                            ===========
---------------------------------------------------------------------------------------

Net Asset Value:

Class A--Based on net assets of $226,859 and 23,109 shares
  outstanding                                                               $      9.82
                                                                            ===========
Class B--Based on net assets of $2,559,440 and 261,799 shares
  outstanding                                                               $      9.78
                                                                            ===========
Class C--Based on net assets of $442,745 and 45,819 shares
  outstanding                                                               $      9.66
                                                                            ===========
---------------------------------------------------------------------------------------

See Notes to Financial Statements.


               October 31, 2002 (10) Mercury Large Cap Value Fund

STATEMENT OF OPERATIONS

For the Year Ended October 31, 2002

MERCURY LARGE CAP VALUE FUND

Investment Income from the Portfolio--Net:

Net investment income allocated from the Portfolio:
  Dividends (net of $1 foreign withholding tax)                              $  58,172
  Securities lending--net                                                          655
  Interest                                                                         126
  Expenses                                                                     (19,950)
                                                                             ---------
Net investment income from the Portfolio                                        39,003
                                                                             ---------
--------------------------------------------------------------------------------------

Expenses:

Printing and shareholder reports                             $  28,623
Professional fees                                               16,378
Registration fees                                               13,799
Administration fees                                              8,375
Account maintenance and distribution fees--Class B               7,055
Account maintenance and distribution fees--Class C               4,967
Transfer agent fees--Class B                                     4,367
Transfer agent fees--Class C                                       842
Account maintenance fees--Class A                                  685
Transfer agent fees--Class A                                       416
Transfer agent fees--Class I                                        43
Other                                                            6,687
                                                             ---------
Total expenses before reimbursement                             92,237
Reimbursement of expenses                                      (51,188)
                                                             ---------
Total expenses after reimbursement                                              41,049
                                                                             ---------
Investment loss--net                                                            (2,046)
                                                                             ---------
--------------------------------------------------------------------------------------

Realized & Unrealized Loss from the
Portfolio--Net:

Realized loss on investments from the Portfolio--net                          (213,998)
Change in unrealized depreciation on investments from the
  Portfolio--net                                                               (43,860)
                                                                             ---------
Total realized and unrealized loss from the Portfolio--net                    (257,858)
                                                                             ---------
Net Decrease in Net Assets Resulting from Operations                         $(259,904)
                                                                             =========
--------------------------------------------------------------------------------------

 See Notes to Financial Statements.


               October 31, 2002 (11) Mercury Large Cap Value Fund

STATEMENTS OF CHANGES IN NET ASSETS

MERCURY LARGE CAP VALUE FUND

                                                               For the Year Ended
                                                                   October 31,
                                                          ---------------------------
Increase (Decrease) in Net Assets:                             2002          2001
-------------------------------------------------------------------------------------
Operations:

Investment loss--net                                      $    (2,046)   $    (5,467)
Realized loss on investments from the Portfolio--net         (220,087)      (131,399)
Change in unrealized appreciation/depreciation on
  investments from the Portfolio--net                         (37,771)       (73,681)
                                                          --------------------------
Net decrease in net assets resulting from operations         (259,904)      (210,547)
                                                          --------------------------
------------------------------------------------------------------------------------

Distributions to Shareholders:

In excess of realized gain on investments from the
  Portfolio--net:
  Class I                                                          --         (5,288)
  Class A                                                          --         (5,001)
  Class B                                                          --         (7,748)
  Class C                                                          --         (4,144)
                                                          --------------------------
Net decrease in net assets resulting from distributions
  to shareholders                                                  --        (22,181)
                                                          --------------------------
------------------------------------------------------------------------------------

Capital Share Transactions:

Net increase in net assets derived from capital
  share transactions                                          955,043      2,181,798
                                                          --------------------------
------------------------------------------------------------------------------------

Net Assets:

Total increase in net assets                                  695,139      1,949,070
Beginning of year                                           2,533,905        584,835
                                                          --------------------------
End of year                                               $ 3,229,044    $ 2,533,905
                                                          ==========================
------------------------------------------------------------------------------------

See Notes to Financial Statements.


               October 31, 2002 (12) Mercury Large Cap Value Fund

FINANCIAL HIGHLIGHTS

MERCURY LARGE CAP VALUE FUND

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                               Class I
                                                       -----------------------------------------------------
                                                         For the
                                                         Period                               For the Period
                                                       November 1,          For the            December 22,
                                                        2001 to           Year Ended             1999+ to
                                                       January 10,        October 31,           October 31,
Increase (Decrease) in Net Asset Value:                  2002***              2001                 2000
------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:

Net asset value, beginning of period                     $ 10.35            $ 11.75              $ 10.00
                                                         ---------------------------------------------------
Investment income (loss)--net                                .01@@              .04@@               (.01)
Realized and unrealized gain (loss) on
  investments from the Portfolio--net                        .91              (1.02)                1.76
                                                         -----------------------------------------------
Total from investment operations                             .92               (.98)                1.75
                                                         -----------------------------------------------
Less distributions in excess of realized gain
  on investments from the Portfolio--net                      --               (.42)                  --
                                                         -----------------------------------------------
Net asset value, end of period                           $ 11.27            $ 10.35              $ 11.75
                                                         ===================================================
------------------------------------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                         8.89%@            (8.45%)              17.50%@
                                                         ===================================================
------------------------------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement++                           1.37%*             1.30%                1.53%*
                                                         ===================================================
Expenses++                                                 3.04%*             8.10%               40.33%*
                                                         ===================================================
Investment income (loss)--net                               .50%*              .34%                (.07%)*
                                                         ===================================================
------------------------------------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)                      --            $   134              $   147
                                                         ===================================================
------------------------------------------------------------------------------------------------------------

  *   Annualized.
 **   Total investment returns exclude the effects of sales loads.
***   As of January 10, 2002, all Class I Shares were redeemed.
  +   Commencement of operations.
 ++   Includes the Fund's share of the Portfolio's allocated expenses.
  @   Aggregate total investment return.
 @@   Based on average shares outstanding.

      See Notes to Financial Statements.


           October 31, 2002 (13) Mercury Large Cap Value Fund

MERCURY LARGE CAP VALUE FUND

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                Class A
                                                         ------------------------------------------------------
                                                                                                 For the Period
                                                                     For the                      December 22,
                                                              Year Ended October 31,                1999+ to
                                                         -----------------------------            October 31,
Increase (Decrease) in Net Asset Value:                    2002                  2001                 2000
---------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:

Net asset value, beginning of period                     $ 10.32              $  11.73              $ 10.00
                                                         ------------------------------------------------------
Investment income (loss)--net                                .01@@                 .01@@               (.03)
Realized and unrealized gain (loss) on
  investments from the Portfolio--net                       (.51)                (1.02)                1.76
                                                         ------------------------------------------------------
Total from investment operations                            (.50)                (1.01)                1.73
                                                         ------------------------------------------------------
Less distributions in excess of realized gain
  on investments from the Portfolio--net                      --                  (.40)                  --
                                                         ------------------------------------------------------
Net asset value, end of period                           $  9.82               $ 10.32              $ 11.73
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                        (4.84%)               (8.75%)              17.30%@
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement++                           1.67%                 1.51%                1.78%*
                                                         ======================================================
Expenses++                                                 3.24%                 6.86%               40.58%*
                                                         ======================================================
Investment income (loss)--net                               .10%                  .12%                (.32%)*
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)                 $   227              $    312              $   146
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

 *    Annualized.
**    Total investment returns exclude the effects of sales loads.
 +    Commencement of operations.
++    Includes the Fund's share of the Portfolio's allocated expenses.
 @    Aggregate total investment return.
@@    Based on average shares outstanding.

      See Notes to Financial Statements.


               October 31, 2002 (14) Mercury Large Cap Value Fund

MERCURY LARGE CAP VALUE FUND

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                Class B
                                                         ------------------------------------------------------
                                                                                                 For the Period
                                                                     For the                      December 22,
                                                              Year Ended October 31,                1999+ to
                                                         -----------------------------            October 31,
Increase (Decrease) in Net Asset Value:                    2002                  2001                 2000
---------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:

Net asset value, beginning of period                     $ 10.27              $  11.65              $ 10.00
                                                         ------------------------------------------------------
Investment income (loss)--net                                 --@@***             (.06)@@              (.10)
Realized and unrealized gain (loss) on
  investments from the Portfolio--net                       (.49)                 (.95)                1.75
                                                         ------------------------------------------------------
Total from investment operations                            (.49)                (1.01)                1.65
                                                         ------------------------------------------------------
Less distributions in excess of realized gain
  on investments from the Portfolio--net                      --                  (.37)                  --
                                                         ------------------------------------------------------
Net asset value, end of period                           $  9.78              $  10.27              $ 11.65
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                        (4.77%)               (8.81%)              16.50%@
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement++                           1.72%                 2.18%                2.52%*
                                                         ======================================================
Expenses++                                                 3.24%                 5.26%               41.34%*
                                                         ======================================================
Investment income (loss)--net                               .03%                 (.53%)              (1.07%)*
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)                 $ 2,559              $  1,594              $   146
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

  *   Annualized.
 **   Total investment returns exclude the effects of sales loads.
***   Amount is less than $.01 per share.
  +   Commencement of operations.
 ++   Includes the Fund's share of the Portfolio's allocated expenses.
  @   Aggregate total investment return.
 @@   Based on average shares outstanding.

      See Notes to Financial Statements.


               October 31, 2002 (15) Mercury Large Cap Value Fund

FINANCIAL HIGHLIGHTS (CONCLUDED)

MERCURY LARGE CAP VALUE FUND

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                Class C
                                                         ------------------------------------------------------
                                                                                                 For the Period
                                                                     For the                      December 22,
                                                              Year Ended October 31,                1999+ to
                                                         -----------------------------            October 31,
Increase (Decrease) in Net Asset Value:                   2002                  2001                 2000
---------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:

Net asset value, beginning of period                     $ 10.24              $  11.65              $ 10.00
                                                         ------------------------------------------------------
Investment loss--net                                        (.07)@@               (.05)@@              (.10)
Realized and unrealized gain (loss) on
  investments from the Portfolio--net                       (.51)                (1.03)                1.75
                                                         ------------------------------------------------------
Total from investment operations                            (.58)                (1.08)                1.65
                                                         ------------------------------------------------------
Less distributions in excess of realized gain
  on investments from the Portfolio--net                      --                  (.33)                  --
                                                         ------------------------------------------------------
Net asset value, end of period                           $  9.66              $  10.24              $ 11.65
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                        (5.66%)               (9.39%)              16.50%@
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement++                           2.44%                 2.23%                2.52%*
                                                         ======================================================
Expenses++                                                 4.00%                 5.30%               41.34%*
                                                         ======================================================
Investment loss--net                                       (.67%)                (.44%)              (1.07%)*
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)                 $   443              $    494              $   146
                                                         ======================================================
---------------------------------------------------------------------------------------------------------------

 *    Annualized.
**    Total investment returns exclude the effects of sales loads.
 +    Commencement of operations.
++    Includes the Fund's share of the Portfolio's allocated expenses.
 @    Aggregate total investment return.
@@    Based on average shares outstanding.

      See Notes to Financial Statements.


               October 31, 2002 (16) Mercury Large Cap Value Fund

NOTES TO FINANCIAL STATEMENTS

MERCURY LARGE CAP VALUE FUND

(1)   Significant Accounting Policies:

      Mercury Large Cap Value Fund of Mercury Large Cap Series Funds, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a diversified mutual fund. The Fund seeks to achieve its investment objective by investing all of its assets in the Master Large Cap Value Portfolio (the "Portfolio"), which is a portfolio of Master Large Cap Series Trust that has the same investment objective as the Fund. The value of the Fund's investment in the Portfolio reflects the Fund's proportionate interest in the net assets of the Portfolio. The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The percentage of the Portfolio owned by the Fund at October 31, 2002 was 0.8%. The Fund offers multiple classes of shares. Class I and Class A are sold with a front-end sales charge. Class B and Class C Shares may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B and Class C Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures (except that Class B Shares have certain voting rights with respect to Class A expenditures). Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses on investments are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

      (a) Valuation of investments--The Fund records its investment in the Portfolio at fair value. Valuation of securities held by the Portfolio is discussed in Note 1a of the Portfolio's Notes to Financial Statements, which are included elsewhere in this report.

      (b) Investment income and expenses--The Fund records daily its proportionate share of the Portfolio's income, expenses and realized and unrealized gains and losses. In addition, the Fund accrues its own expenses.


               October 31, 2002 (17) Mercury Large Cap Value Fund

      (c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

      (d) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

      (e) Dividends and distributions--Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

      (f) Investment transactions--Investment transactions in the Portfolio are accounted for on a trade date basis.

      (g) Reclassification--Accounting principles generally accepted in the United States of America require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, the current year's permanent book/tax differences of $739 have been reclassified between undistributed net investment income and accumulated net realized capital losses and $1,307 has been reclassified between undistributed net investment income and paid-in capital in excess of par. These reclassifications have no effect on net assets or net asset values per share.

(2)   Transactions with Affiliates:

      The Fund has entered into an Administration Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund pays a monthly fee at an annual rate of .25% of the Fund's average daily net assets for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund. FAM has entered into a contractual arrangement with the Fund under which the expenses incurred by each class of shares of the Fund (excluding distribution and/or account maintenance fees) will not exceed 1.50%. This arrangement expires October 31, 2003 and is renewable. For the year ended October 31, 2002, FAM earned fees of $8,375, all of which were waived. In addition, FAM reimbursed the Fund $42,813 for other operating expenses.

      The Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays


               October 31, 2002 (18) Mercury Large Cap Value Fund the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

                                                  Account           Distribution
                                               Maintenance Fee           Fee
      --------------------------------------------------------------------------
      Class A                                       .25%                  --
      --------------------------------------------------------------------------
      Class B                                       .25%                 .75%
      --------------------------------------------------------------------------
      Class C                                       .25%                 .75%
      --------------------------------------------------------------------------

      Pursuant to a sub-agreement with the Distributor, selected dealers also provide account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and selected dealers for providing account maintenance services to Class A, Class B and Class C shareholders. The ongoing distribution fee compensates the Distributor and selected dealers for providing shareholder and distribution-related services to Class B and Class C shareholders. The Fund did not accrue Class B distribution fees for a portion of the year ended October 31, 2002.

      For the year ended October 31, 2002, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") received contingent deferred sales charges of $8,706 relating to transactions in Class B Shares.

      Financial Data Services, Inc. ("FDS"), an indirect wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

      Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, FAMD, FDS, and/or ML & Co.

(3)   Investments:

      Increases and decreases in the Fund's investment in the Portfolio for the year ended October 31, 2002 were $2,181,293 and $1,267,246, respectively.

(4)   Capital Share Transactions:

      Net increase in net assets derived from capital share transactions was $955,043 and $2,181,798 for the years ended October 31, 2002 and October 31, 2001.

      Transactions in capital shares for each class were as follows:

      Class I Shares for the Period November 1, 2001 to
      January 10, 2002                                       Shares          Dollar Amount
      ------------------------------------------------------------------------------------
      Shares sold                                             12,991           $   145,375
      Shares redeemed                                        (25,982)             (291,766)
                                                             ----------------------------
      Net decrease                                           (12,991)          $  (146,391)
                                                             =============================
      ------------------------------------------------------------------------------------


           October 31, 2002 (19) Mercury Large Cap Value Fund

      Class I Shares for the Year Ended October 31, 2001     Shares          Dollar Amount
      ------------------------------------------------------------------------------------
      Shares issued to shareholders in reinvestment
        of distributions                                         491             $   5,288
                                                             -----------------------------
      Net increase                                               491             $   5,288
                                                             =============================
      ------------------------------------------------------------------------------------

      Class A Shares for the Year Ended October 31, 2002     Shares          Dollar Amount
      ------------------------------------------------------------------------------------
      Shares sold                                              9,614             $ 107,295
      Shares redeemed                                        (16,755)             (188,204)
                                                             -----------------------------
      Net decrease                                            (7,141)            $ (80,909)
                                                             =============================
      ------------------------------------------------------------------------------------

      Class A Shares for the Year Ended October 31, 2001     Shares          Dollar Amount
      ------------------------------------------------------------------------------------
      Shares sold                                             17,999             $ 193,664
      Shares issued to shareholders in reinvestment
        of distributions                                         465                 5,001
                                                             -----------------------------
      Total issued                                            18,464               198,665
      Shares redeemed                                           (714)               (7,959)
                                                             -----------------------------
      Net increase                                            17,750             $ 190,706
                                                             =============================
      ------------------------------------------------------------------------------------

      Class B Shares for the Year Ended October 31, 2002     Shares          Dollar Amount
      ------------------------------------------------------------------------------------
      Shares sold                                            184,051           $ 2,037,013
      Shares redeemed                                        (77,391)             (830,911)
                                                             -----------------------------
      Net increase                                           106,660           $ 1,206,102
                                                             =============================
      ------------------------------------------------------------------------------------

      Class B Shares for the Year Ended October 31, 2001     Shares          Dollar Amount
      ------------------------------------------------------------------------------------
      Shares sold                                            216,343           $ 2,383,515
      Shares issued to shareholders in reinvestment
        of distributions                                         723                 7,748
                                                             -----------------------------
      Total issued                                           217,066             2,391,263
      Shares redeemed                                        (74,427)             (829,602)
                                                             -----------------------------
      Net increase                                           142,639           $ 1,561,661
                                                             =============================
      ------------------------------------------------------------------------------------

      Class C Shares for the Year Ended October 31, 2002     Shares          Dollar Amount
      ------------------------------------------------------------------------------------
      Shares sold                                             15,111            $  166,787
      Shares redeemed                                        (17,512)             (190,546)
                                                             -----------------------------
      Net decrease                                            (2,401)           $  (23,759)
                                                             =============================
      ------------------------------------------------------------------------------------

      Class C Shares for the Year Ended October 31, 2001     Shares          Dollar Amount
      ------------------------------------------------------------------------------------
      Shares sold                                             68,728             $ 773,944
      Shares issued to shareholders in
        reinvestment of distributions                            385                 4,144
                                                             -----------------------------
      Total issued                                            69,113               778,088
      Shares redeemed                                        (33,393)             (353,945)
                                                             -----------------------------
      Net increase                                            35,720             $ 424,143
                                                             =============================
      ------------------------------------------------------------------------------------

               October 31, 2002 (20) Mercury Large Cap Value Fund

NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

(5)   Distributions to Shareholders:

      The tax character of distributions paid during the fiscal years ended October 31, 2002 and October 31, 2001 was as follows:

                                                      10/31/2002    10/31/2001
      --------------------------------------------------------------------------
      Distributions paid from:
        Ordinary income                                $    --       $ 22,181
                                                       ----------------------
      Total taxable distributions                      $    --       $ 22,181
                                                       ======================

      As of October 31, 2002, the components of accumulated losses on a tax basis were as follows:

      --------------------------------------------------------------------------
      Undistributed ordinary income--net                          $        --
      Undistributed long-term capital gains--net                           --
                                                                  -----------
      Total undistributed earnings--net                                    --
      Capital loss carryforward                                      (305,171)*
      Unrealized losses--net                                          (92,353)**
                                                                  -----------
      Total accumulated losses--net                               $  (397,524)
                                                                  ===========
      --------------------------------------------------------------------------

 * On October 31, 2002, the Fund had a net capital loss carryforward of $305,171, of which $114,626 expires in 2009 and $190,545 expires in 2010.
      This amount will be available to offset like amounts of any future taxable gains.
** The difference between book-basis and tax-basis net unrealized losses is attributable primarily to the tax deferral of losses on wash sales.


               October 31, 2002 (21) Mercury Large Cap Value Fund

INDEPENDENT AUDITORS' REPORT

MERCURY LARGE CAP VALUE FUND

The Board of Directors and Shareholders,
Mercury Large Cap Value Fund
(One of the Series constituting Mercury Large Cap Series Funds, Inc.):

We have audited the accompanying statement of assets and liabilities of Mercury Large Cap Value Fund as of October 31, 2002, the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended and the financial highlights for each of the years in the two-year period then ended and for the period December 22, 1999 (commencement of operations) to October 31, 2000. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Mercury Large Cap Value Fund as of October 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
Princeton, New Jersey
December 10, 2002


               October 31, 2002 (22) Mercury Large Cap Value Fund

SCHEDULE OF INVESTMENTS

MASTER LARGE CAP VALUE PORTFOLIO

                                                                                                             In U.S. Dollars
                                                                                                     -------------------------------
                                       Shares                                                                             Percent of
Industry                                Held         Investments                                         Value            Net Assets
------------------------------------------------------------------------------------------------------------------------------------
Consumer Discretionary

Hotels,                                23,000      +Harrah's Entertainment, Inc.                     $      966,000         0.2%
Restaurants &                         123,000      +Mandalay Resort Group                                 3,479,670         0.9
Leisure                               122,000      +YUM! Brands, Inc.                                     2,748,660         0.7
------------------------------------------------------------------------------------------------------------------------------------
Household Durables                    110,000       American Greetings Corporation (Class A)              1,654,400         0.4
                                      177,000       D.R. Horton, Inc.                                     3,410,790         0.9
                                       88,000       Fortune Brands, Inc.                                  4,405,280         1.1
                                       71,000       Lennar Corporation                                    3,917,070         1.0
                                       65,000      +Mohawk Industries, Inc.                               3,480,750         0.9
                                      145,000       Newell Rubbermaid Inc.                                4,700,900         1.2
                                       81,000       Pulte Corporation                                     3,719,520         1.0
                                       60,000       Whirlpool Corporation                                 2,796,600         0.7
------------------------------------------------------------------------------------------------------------------------------------
Leisure                               146,000       Eastman Kodak Company                                 4,810,700         1.2
Equipment & Products                  201,000       Mattel, Inc.                                          3,690,360         1.0
------------------------------------------------------------------------------------------------------------------------------------
Multiline Retail                      153,000       Dillard's, Inc. (Class A)                             2,522,970         0.7
                                      180,000       J.C. Penney Company, Inc.                             3,429,000         0.9
------------------------------------------------------------------------------------------------------------------------------------
Specialty Retail                      332,000      +AutoNation, Inc.                                      3,522,520         0.9
                                       44,000      +AutoZone, Inc.                                        3,773,880         1.0
                                      123,000      +Borders Group, Inc.                                   2,119,290         0.5
                                      208,000       The Limited, Inc.                                     3,259,360         0.8
                                      233,000      +Office Depot, Inc.                                    3,352,870         0.9
                                       88,000       Ross Stores, Inc.                                     3,682,800         1.0
------------------------------------------------------------------------------------------------------------------------------------
Textiles,                             137,000       Liz Claiborne, Inc.                                   4,071,640         1.1
Apparel & Luxury                      138,000      +Reebok International Ltd.                             3,898,500         1.0
Goods
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Consumer Discretionary
                                                    (Cost--$74,678,391)                                  77,413,530        20.0
------------------------------------------------------------------------------------------------------------------------------------

Consumer Staples

Beverages                              58,000       Adolph Coors Company (Class B)                        3,971,840         1.0
                                       17,000       Anheuser-Busch Companies, Inc.                          896,920         0.2
                                      177,000       Coca-Cola Enterprises Inc.                            4,219,680         1.1
                                      157,000      +Constellation Brands, Inc. (Class A)                  3,976,810         1.0
                                      135,000       The Pepsi Bottling Group, Inc.                        3,638,250         1.0
------------------------------------------------------------------------------------------------------------------------------------
Food & Drug                           253,000       Winn-Dixie Stores, Inc.                               3,800,060         1.0
Retailing
------------------------------------------------------------------------------------------------------------------------------------
Food Products                         209,000       ConAgra, Inc.                                         5,068,250         1.3
                                      122,000       Kellogg Company                                       3,886,920         1.0
                                      210,000       Sara Lee Corporation                                  4,794,300         1.2
                                      337,000       Tyson Foods, Inc. (Class A)                           3,730,590         1.0
------------------------------------------------------------------------------------------------------------------------------------


               October 31, 2002 (23) Mercury Large Cap Value Fund

                                                                                                             In U.S. Dollars
                                                                                                     -------------------------------
                                       Shares                                                                             Percent of
Industry                                Held         Investments                                         Value            Net Assets
------------------------------------------------------------------------------------------------------------------------------------
Consumer Staples (concluded)

Household Products                    104,000       The Clorox Company                               $    4,672,720         1.2%
                                      101,000       The Procter & Gamble Company                          8,933,450         2.3
------------------------------------------------------------------------------------------------------------------------------------
Tobacco                               170,000       Philip Morris Companies Inc.                          6,927,500         1.8
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Consumer Staples
                                                    (Cost--$56,416,468)                                  58,517,290        15.1
------------------------------------------------------------------------------------------------------------------------------------

Energy

Oil & Gas                             456,000       Exxon Mobil Corporation                              15,348,960         4.0
                                      162,000       Occidental Petroleum Corporation                      4,621,860         1.2
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Energy (Cost--$23,690,527)                     19,970,820         5.2
------------------------------------------------------------------------------------------------------------------------------------

Financials

Banks                                 227,000       AmSouth Bancorporation                                4,449,200         1.1
                                      130,000       Astoria Financial Corporation                         3,403,400         0.9
                                      212,000       Bank of America Corporation                          14,797,600         3.8
                                      112,000       Banknorth Group, Inc.                                 2,595,040         0.7
                                       53,000       City National Corporation                             2,398,250         0.6
                                       83,000       Commerce Bancorp, Inc.                                3,810,530         1.0
                                       70,000       Golden West Financial Corporation                     4,834,200         1.3
                                       95,000       GreenPoint Financial Corp.                            4,139,150         1.1
                                      215,000       Hibernia Corporation (Class A)                        4,237,650         1.1
                                      122,000       Independence Community Bank Corp.                     3,131,740         0.8
                                      200,000       National City Corporation                             5,426,000         1.4
                                      148,000       New York Community Bancorp, Inc.                      4,297,920         1.1
                                      110,000       North Fork Bancorporation                             4,230,600         1.1
                                       27,000       Popular, Inc.                                           874,530         0.2
                                       77,000       Roslyn Bancorp, Inc.                                  1,275,044         0.3
                                       88,000       SouthTrust Corporation                                2,254,560         0.6
                                      402,000       U.S. Bancorp                                          8,478,180         2.2
                                      233,000       Wachovia Corporation                                  8,106,070         2.1
                                       95,000       Washington Federal, Inc.                              2,342,700         0.6
                                      203,000       Washington Mutual, Inc.                               7,259,280         1.9
                                       24,000       Webster Financial Corporation                           777,840         0.2
------------------------------------------------------------------------------------------------------------------------------------
Diversified                            77,000       Allied Capital Corporation                            1,620,850         0.4
Financials                             77,000       Allied Capital Corporation (Rights) (a)                       0         0.0
                                      187,000       Citigroup Inc.                                        6,909,650         1.8
                                       85,000       Countrywide Credit Industries, Inc.                   4,276,350         1.1
------------------------------------------------------------------------------------------------------------------------------------
Insurance                             165,000       The Allstate Corporation                              6,563,700         1.7
                                      132,000       Old Republic International Corporation                3,934,920         1.0
                                      108,000       The PMI Group, Inc.                                   3,218,400         0.8
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Financials
                                                    (Cost--$117,861,070)                                119,643,354        30.9
------------------------------------------------------------------------------------------------------------------------------------


               October 31, 2002 (24) Mercury Large Cap Value Fund

                                                                                                             In U.S. Dollars
                                                                                                     -------------------------------
                                       Shares                                                                             Percent of
Industry                                Held         Investments                                         Value            Net Assets
------------------------------------------------------------------------------------------------------------------------------------
Health Care

Health Care                           133,000      +STERIS Corporation                               $    3,528,490         0.9%
Equipment &
Supplies
------------------------------------------------------------------------------------------------------------------------------------
Health Care                            61,000       CIGNA Corporation                                     2,204,540         0.6
Providers & Services                  151,000      +DaVita, Inc.                                          3,619,470         0.9
                                       69,000      +Henry Schein, Inc.                                    3,461,730         0.9
                                      313,000      +Humana Inc.                                           3,812,340         1.0
                                      177,000       Omnicare, Inc.                                        3,846,210         1.0
                                      935,000      +Service Corporation International                     2,945,250         0.8
                                       28,500      +Tenet Healthcare Corporation                            819,375         0.2
                                       38,000       UnitedHealth Group Incorporated                       3,456,100         0.9
                                       44,000      +WellPoint Health Networks Inc.                        3,309,240         0.8
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Health Care
                                                    (Cost--$32,997,059)                                  31,002,745         8.0
------------------------------------------------------------------------------------------------------------------------------------

Industrials

Aerospace &                            76,000       The B.F. Goodrich Company                             1,147,600         0.3
Defense                                88,000       Lockheed Martin Corporation                           5,095,200         1.3
                                      176,000       Raytheon Company                                      5,192,000         1.3
------------------------------------------------------------------------------------------------------------------------------------
Air Freight &                         165,000       Ryder System, Inc.                                    3,786,750         1.0
Logistics
------------------------------------------------------------------------------------------------------------------------------------
Auto Components                        80,000      +Lear Corporation                                      2,924,000         0.8
------------------------------------------------------------------------------------------------------------------------------------
Commercial                             77,000       Deluxe Corporation                                    3,558,940         0.9
Services & Supplies                    79,000       H & R Block, Inc.                                     3,506,020         0.9
                                       37,000       Pitney Bowes Inc.                                     1,241,350         0.3
                                       45,000       Pittston Brink's Group                                  952,650         0.2
------------------------------------------------------------------------------------------------------------------------------------
Machinery                              55,000      +AGCO Corporation                                      1,397,000         0.4
                                       42,000       Pentair, Inc.                                         1,387,680         0.4
                                      212,000       The Timken Company                                    3,862,640         1.0
------------------------------------------------------------------------------------------------------------------------------------
Road & Rail                           225,000       Norfolk Southern Corporation                          4,545,000         1.2
                                       91,000       Union Pacific Corporation                             5,373,550         1.4
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Industrials
                                                    (Cost--$46,328,749)                                  43,970,380        11.4
------------------------------------------------------------------------------------------------------------------------------------

Information Technology

Communications                        122,000      +Advanced Fibre Communications, Inc.                   1,973,838         0.5
Equipment
------------------------------------------------------------------------------------------------------------------------------------
Office Electronics                    481,000       IKON Office Solutions, Inc.                           3,405,480         0.9
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Information Technology
                                                    (Cost--$6,380,598)                                    5,379,318         1.4
------------------------------------------------------------------------------------------------------------------------------------


               October 31, 2002 (25) Mercury Large Cap Value Fund

SCHEDULE OF INVESTMENTS (CONCLUDED)

                                                                                                             In U.S. Dollars
                                                                                                     -------------------------------
                                       Shares                                                                             Percent of
Industry                                Held         Investments                                         Value            Net Assets
------------------------------------------------------------------------------------------------------------------------------------
Materials

Chemicals                             104,000       Eastman Chemical Company                         $    3,779,360         1.0%
                                       96,000       PPG Industries, Inc.                                  4,514,880         1.2
                                      132,000       RPM, Inc.                                             1,987,920         0.5
------------------------------------------------------------------------------------------------------------------------------------
Containers &                           70,000       Ball Corporation                                      3,390,100         0.9
Packaging                             309,000      +Owens-Illinois, Inc.                                  3,704,910         0.9
                                      201,000      +Pactiv Corporation                                    3,987,840         1.0
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Materials (Cost--$23,097,211)                  21,365,010         5.5
------------------------------------------------------------------------------------------------------------------------------------

Telecommunication Services

Diversified                            16,000       SBC Communications Inc.                                 410,560         0.1
Telecommunication                      54,000       Verizon Communications                                2,039,040         0.5
Services
------------------------------------------------------------------------------------------------------------------------------------
Media                                  45,000       Gannett Co., Inc.                                     3,416,850         0.9
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Telecommunication Services
                                                    (Cost--$5,693,374)                                    5,866,450         1.5
------------------------------------------------------------------------------------------------------------------------------------

Utilities

Electric Utilities                    341,000      +Edison International                                  3,427,050         0.9
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Utilities (Cost--$5,707,927)                    3,427,050         0.9
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Investments
                                                    (Cost--$392,851,374)                                386,555,947        99.9
------------------------------------------------------------------------------------------------------------------------------------

                                       Face
                                      Amount            Short-Term Securities
------------------------------------------------------------------------------------------------------------------------------------
Commercial                           $301,000       General Motors Acceptance Corp.,
Paper*                                              1.98% due 11/01/2002                                    301,000         0.1
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Short-Term Securities
                                                    (Cost--$301,000)                                        301,000         0.1
------------------------------------------------------------------------------------------------------------------------------------
                                                    Total Investments
                                                    (Cost--$393,152,374)                                386,856,947       100.0
                                                    Other Assets Less Liabilities                            60,886         0.0
                                                                                                     --------------------------
                                                    Net Assets                                       $  386,917,833       100.0%
                                                                                                     ==========================
------------------------------------------------------------------------------------------------------------------------------------

  * Commercial Paper is traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Portfolio.
  +   Non-income producing security.
(a)   The rights may be exercised until 11/21/2002.

      See Notes to Financial Statements.


               October 31, 2002 (26) Mercury Large Cap Value Fund

STATEMENT OF ASSETS AND LIABILITIES

As of October 31, 2002

MASTER LARGE CAP VALUE PORTFOLIO

Assets:

Investments, at value (including securities loaned of
  $36,709,457) (identified cost--$393,152,374)                                     $   386,856,947
Investments held as collateral for loaned securities, at value                          37,779,800
Cash                                                                                         1,084
Receivables:
  Securities sold                                                  $   8,480,532
  Contributions                                                        1,412,739
  Dividends                                                              624,018
  Loaned securities                                                        3,948        10,521,237
                                                                   -------------
Prepaid expenses and other assets                                                           30,821
                                                                                     -------------
Total assets                                                                           435,189,889
                                                                                   ---------------
--------------------------------------------------------------------------------------------------

Liabilities:

Collateral on securities loaned, at value                                               37,779,800
Payables:
  Securities purchased                                                 9,611,045
  Withdrawals                                                            651,728
  Investment adviser                                                     177,341        10,440,114
                                                                   -------------
Accrued expenses and other liabilities                                                      52,142
                                                                                   ---------------
Total liabilities                                                                       48,272,056
                                                                                   ---------------
--------------------------------------------------------------------------------------------------

Net Assets:

Net assets                                                                         $   386,917,833
                                                                                   ===============
--------------------------------------------------------------------------------------------------

Net Assets Consist of:

Investors' capital                                                                 $   393,213,260
Unrealized depreciation on investments--net                                             (6,295,427)
                                                                                   ---------------
Net assets                                                                         $   386,917,833
                                                                                   ===============
--------------------------------------------------------------------------------------------------

See Notes to Financial Statements.


               October 31, 2002 (27) Mercury Large Cap Value Fund

STATEMENT OF OPERATIONS

For the Year Ended October 31, 2002

MASTER LARGE CAP VALUE PORTFOLIO

Investment Income:

Dividends (net of $120 foreign withholding tax)                                    $  6,969,341
Securities lending--net                                                                  78,569
Interest                                                                                 14,967
                                                                                   ------------
Total income                                                                          7,062,877
                                                                                   ------------
-----------------------------------------------------------------------------------------------

Expenses:

Investment advisory fees                                           $  1,995,048
Accounting services                                                     214,125
Professional fees                                                        77,599
Custodian fees                                                           46,992
Trustees' fees and expenses                                              20,496
Printing and shareholder reports                                          4,336
Pricing fees                                                              1,208
Other                                                                    15,178
                                                                   ------------
Total expenses                                                                        2,374,982
                                                                                   ------------
Investment income--net                                                                4,687,895
                                                                                   ------------
-----------------------------------------------------------------------------------------------

Realized & Unrealized Loss on
Investments--Net:

Realized loss on investments--net                                                   (26,670,388)
Change in unrealized depreciation on investments--net                                (4,948,662)
                                                                                   ------------
Total realized and unrealized loss on investments--net                              (31,619,050)
                                                                                   ------------
Net Decrease in Net Assets Resulting from Operations                               $(26,931,155)
                                                                                   ============
-----------------------------------------------------------------------------------------------

See Notes to Financial Statements.


               October 31, 2002 (28) Mercury Large Cap Value Fund

STATEMENTS OF CHANGES IN NET ASSETS

MASTER LARGE CAP VALUE PORTFOLIO

                                                                        For the Year Ended
                                                                            October 31,
                                                                 --------------------------------
Increase (Decrease) in Net Assets:                                    2002               2001
-------------------------------------------------------------------------------------------------
Operations:

Investment income--net                                           $   4,687,895      $   2,675,465
Realized loss on investments--net                                  (26,670,388)       (20,070,558)
Change in unrealized appreciation/depreciation
  on investments--net                                               (4,948,662)        (4,593,919)
                                                                 --------------------------------
Net decrease in net assets resulting from operations               (26,931,155)       (21,989,012)
                                                                 --------------------------------
-------------------------------------------------------------------------------------------------

Net Capital Transactions:

Proceeds from contributions                                        109,576,366        335,579,777
Fair value of withdrawals                                          (23,946,550)       (62,509,934)
                                                                 --------------------------------
Net increase in net assets derived from
  capital transactions                                              85,629,816        273,069,843
                                                                 --------------------------------
-------------------------------------------------------------------------------------------------

Net Assets:

Total increase in net assets                                        58,698,661        251,080,831
Beginning of year                                                  328,219,172         77,138,341
                                                                 --------------------------------
End of year                                                      $ 386,917,833      $ 328,219,172
                                                                 ================================
-------------------------------------------------------------------------------------------------

See Notes to Financial Statements.


               October 31, 2002 (29) Mercury Large Cap Value Fund

FINANCIAL HIGHLIGHTS

MASTER LARGE CAP VALUE PORTFOLIO

The following ratios have been derived from information provided in the financial statements.

                                                                            For the
                                                                            Period
                                                For the Year Ended        December 22,
                                                   October 31,              1999+ to
                                             -----------------------      October 31,
                                               2002           2001          2000
--------------------------------------------------------------------------------------
Total Investment Return:**                    (3.40%)             --            --
                                           =======================================
--------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement                  .60%            .67%         1.24%*
                                           =======================================
Expenses                                        .60%            .67%         1.63%*
                                           =======================================
Investment income--net                         1.17%            .96%          .17%*
                                           =======================================
--------------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)   $ 386,918       $ 328,219      $ 77,138
                                           =======================================
Portfolio turnover                           136.92%         168.54%        81.99%
                                           =======================================
--------------------------------------------------------------------------------------

 *    Annualized.
** Total return is required to be disclosed for fiscal years beginning after December 15, 2000.
 +    Commencement of operations.

      See Notes to Financial Statements.


               October 31, 2002 (30) Mercury Large Cap Value Fund

NOTES TO FINANCIAL STATEMENTS

MASTER LARGE CAP VALUE PORTFOLIO

(1)   Significant Accounting Policies:

      Master Large Cap Value Portfolio (the "Portfolio") is part of Master Large Cap Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Portfolio, subject to certain limitations. The Portfolio's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Portfolio.

      (a) Valuation of investments--Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last available bid price to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.


               October 31, 2002 (31) Mercury Large Cap Value Fund

      (b) Derivative financial instruments--The Portfolio may engage in various portfolio investment techniques to increase or decrease the level of risk to which the Portfolio is exposed more quickly and efficiently than transactions in other types of investments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

      o Financial futures contracts--The Portfolio may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Upon entering into a contract, the Portfolio deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

      o Options--The Portfolio is authorized to purchase and write call and put options. When the Portfolio writes an option, an amount equal to the premium received by the Portfolio is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Portfolio enters into a closing transaction), the Portfolio realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).


               October 31, 2002 (32) Mercury Large Cap Value Fund

      Written and purchased options are non-income producing investments.

      o Forward foreign exchange contracts--The Portfolio is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

      o Foreign currency options and futures--The Portfolio may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Portfolio, sold by the Portfolio but not yet delivered, or committed or anticipated to be purchased by the Portfolio.

      (c) Foreign currency transactions--Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into U.S. dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

      (d) Income taxes--The Portfolio is classified as a partnership for Federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. Accordingly, as a "pass through" entity, the Portfolio pays no income dividends or capital gains distribution. Therefore, no Federal income tax provision is required. It is intended that the Portfolio's assets will be managed so that an investor in the Portfolio can satisfy the requirements of subchapter M of the Internal Revenue Code.


               October 31, 2002 (33) Mercury Large Cap Value Fund

      (e) Security transactions and investment income--Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Interest income is recognized on the accrual basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

      (f) Securities lending--The Portfolio may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Portfolio receives securities as collateral for the loaned securities, the Portfolio typically receives the income on both the loaned securities and the collateral and, as a result, the Portfolio's yield may increase. Where the Portfolio receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Portfolio may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Portfolio may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Portfolio could experience delays and costs in gaining access to the collateral. The Portfolio also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

(2)   Investment Advisory Agreement and Transactions with Affiliates:

      The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.


               October 31, 2002 (34) Mercury Large Cap Value Fund

      FAM is responsible for the management of the Portfolio's investments and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Portfolio. For such services, the Portfolio pays a monthly fee at an annual rate of .50% of the average daily value of the Portfolio's net assets.

      For the year ended October 31, 2002, the Fund reimbursed FAM $20,088 for certain accounting services.

      The Portfolio has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") or its affiliates. As of October 31, 2002, the Portfolio lent securities with a value of $9,862,487 to MLPF&S or its affiliates. Pursuant to that order, the Fund also has retained QA Advisors, LLC ("QA Advisors"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. QA Advisors may, on behalf of the Portfolio, invest cash collateral received by the Portfolio for such loans, among other things, in a private investment company managed by QA Advisors or in registered money market funds advised by FAM or its affiliates. As of October 31, 2002, cash collateral of $17,000,910 was invested in the Money Market Series of the Merrill Lynch Liquidity Series, LLC and $20,778,890 was invested in the Merrill Lynch Premier Institutional Fund. For the year ended October 31, 2002, QA Advisors received $30,762 in securities lending agent fees.

      Certain officers and/or trustees of the Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

(3)   Investments:

      Purchases and sales of investments, excluding short-term securities, for the year ended October 31, 2002 were $634,399,295 and $544,205,387, respectively.

      Net realized losses for the year ended October 31, 2002 and net unrealized losses as of October 31, 2002 were as follows:

                                               Realized              Unrealized
                                                Losses                 Losses
      --------------------------------------------------------------------------
      Long-term investments                 $(26,670,388)           $(6,295,427)
                                            -----------------------------------
      Total                                 $(26,670,388)           $(6,295,427)
                                            ===================================
      --------------------------------------------------------------------------


               October 31, 2002 (35) Mercury Large Cap Value Fund

      NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

      As of October 31, 2002, net unrealized depreciation for Federal income tax purposes aggregated $11,413,122, of which $27,374,101 related to appreciated securities and $38,787,223 related to depreciated securities. At October 31, 2002, the aggregate cost of investments for Federal income tax purposes was $398,270,069.

(4)   Short-Term Borrowings:

      The Portfolio along with certain other funds managed by FAM and its affiliates, is party to a credit agreement with Bank One, N.A. and certain other lenders. Effective November 29, 2002, in conjunction with the renewal for one year at the same terms, the total commitment was reduced from $1,000,000,000 to $500,000,000. The Portfolio may borrow under the credit agreement to fund investor withdrawals and for other lawful purposes other than for leverage. The Portfolio may borrow up to the maximum amount allowable under the Portfolio's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Portfolio pays a commitment fee of .09% per annum based on the Portfolio's pro rata share of the unused portion of the facility. Amounts borrowed under the facility bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Portfolio did not borrow under the facility during the year ended October 31, 2002.


               October 31, 2002 (36) Mercury Large Cap Value Fund

INDEPENDENT AUDITORS' REPORT

MASTER LARGE CAP VALUE PORTFOLIO

The Board of Trustees and Investors,
Master Large Cap Value Portfolio
(One of the Series constituting Master Large Cap Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master Large Cap Value Portfolio as of October 31, 2002, the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the years in the two-year period then ended and for the period December 22, 1999 (commencement of operations) to October 31, 2000. These financial statements and the financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at October 31, 2002 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master Large Cap Value Portfolio as of October 31, 2002, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
Princeton, New Jersey
December 10, 2002


               October 31, 2002 (37) Mercury Large Cap Value Fund

OFFICERS AND DIRECTORS/TRUSTEES (UNAUDITED)

INTERESTED DIRECTOR/TRUSTEE

                                                                                                   Number of
                                                                                                 Portfolios in      Other
                          Position(s)        Length                                               Fund Complex      Directorships
                          Held               of Time           Principal Occupation(s)            Overseen by       Held by
Name, Address & Age       with Fund          Served            During Past 5 Years              Director/Trustee    Director/Trustee
------------------------------------------------------------------------------------------------------------------------------------
Terry K. Glenn*           President and      1999 to present   Chairman, Americas Region            117 Funds       None
P.O. Box 9011             Director/Trustee                     since 2001 and Executive Vice     162 Portfolios
Princeton, NJ 08543-9011                                       President since 1983 of Fund
Age: 62                                                        Asset Management, L.P. ("FAM")
                                                               and Merrill Lynch Investment
                                                               Managers, L.P. ("MLIM");
                                                               President of Merrill Lynch
                                                               Mutual Funds since 1999;
                                                               President of FAM Distributors,
                                                               Inc. ("FAMD") since 1986 and
                                                               Director thereof since 1991;
                                                               Executive Vice President and
                                                               Director of Princeton
                                                               Services, Inc. ("Princeton
                                                               Services") since 1993;
                                                               President of Princeton
                                                               Administrators, L.P. since
                                                               1988; Director of Financial
                                                               Data Services, Inc. since
                                                               1985.
------------------------------------------------------------------------------------------------------------------------------------
*     Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLIM acts as investment adviser. Mr. Glenn is an "interested person," as described in the Investment Company Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice President of FAM and MLIM; President of FAMD; Executive Vice
      President of Princeton Services; and President of Princeton Administrators, L.P. The Director's/Trustee's term is unlimited.
      Directors/Trustees serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. As
      Fund President, Mr. Glenn serves at the pleasure of the Board of Directors/Trustees.
------------------------------------------------------------------------------------------------------------------------------------

INDEPENDENT DIRECTORS/TRUSTEES

                                                                                                   Number of
                                                                                                 Portfolios in      Other
                          Position(s)        Length                                               Fund Complex      Directorships
                          Held               of Time           Principal Occupation(s)            Overseen by       Held by
Name, Address & Age       with Fund          Served*           During Past 5 Years              Director/Trustee    Director/Trustee
------------------------------------------------------------------------------------------------------------------------------------
James H. Bodurtha         Director/Trustee   1999 to present   Director and Executive Vice          42 Funds        None
P.O. Box 9011                                                  President, The China Business      61 Portfolios
Princeton, NJ 08543-9011                                       Group, Inc. since 1996;
Age: 58                                                        Chairman of Berkshire Holding
                                                               Corporation since 1980.
------------------------------------------------------------------------------------------------------------------------------------
Joe Grills                Director/Trustee   2002 to present   Member of Committee on               42 Funds        Kimco Realty
P.O. Box 9011                                                  Investment of Employee Benefit     61 Portfolios
Princeton, NJ 08543-9011                                       Assets of the Association for
Age: 67                                                        Financial Professionals since
                                                               1986.
------------------------------------------------------------------------------------------------------------------------------------
Herbert I. London         Director/Trustee   1999 to present   John M. Olin Professor of            42 Funds        None
P.O. Box 9011                                                  Humanities, New York               61 Portfolios
Princeton, NJ 08543-9011                                       University since 1993.
Age: 63
------------------------------------------------------------------------------------------------------------------------------------
Andre F. Perold           Director/Trustee   1999 to present   George Gund Professor of             42 Funds        None
P.O. Box 9011                                                  Finance and Banking, Harvard       61 Portfolios
Princeton, NJ 08543-9011                                       School of Business since 2000;
Age: 50                                                        Finance Area Chair since 1996.
------------------------------------------------------------------------------------------------------------------------------------


            October 31, 2002 (38) & (39) Mercury Large Cap Value Fund

INDEPENDENT DIRECTORS/TRUSTEES (concluded)

                                                                                                   Number of
                                                                                                 Portfolios in      Other
                          Position(s)        Length                                               Fund Complex      Directorships
                          Held               of Time           Principal Occupation(s)            Overseen by       Held by
Name, Address & Age       with Fund          Served*           During Past 5 Years              Director/Trustee    Director/Trustee
------------------------------------------------------------------------------------------------------------------------------------
Roberta Cooper Ramo       Director/Trustee   1999 to present   Shareholder, Modrall,                42 Funds        Cooper's, Inc.;
P.O. Box 9011                                                  Sperling, Roehl, Harris &          61 Portfolios     ECMC, Inc.
Princeton, NJ 08543-9011                                       Sisk, P.A. since 1993.
Age: 60
------------------------------------------------------------------------------------------------------------------------------------
Robert S. Salomon, Jr.    Director/Trustee   2002 to present   Principal of STI Management          42 Funds        None
P.O. Box 9011                                                  since 1994; Director, Rye          61 Portfolios
Princeton, NJ 08543-9011                                       Country Day School since 2001.
Age: 66
------------------------------------------------------------------------------------------------------------------------------------
Melvin R. Seiden          Director/Trustee   2002 to present   Director, Silbanc Properties,        42 Funds        None
P.O. Box 9011                                                  Ltd. (real estate, investment      61 Portfolios
Princeton, NJ 08543-9011                                       and consulting) since 1987.
Age: 72
------------------------------------------------------------------------------------------------------------------------------------
Stephen B. Swensrud       Director/Trustee   2002 to present   Chairman, Fernwood Advisors          42 Funds        International
P.O. Box 9011                                                  since 1996.                        61 Portfolios     Mobile Com-
Princeton, NJ 08543-9011                                                                                            munications.
Age: 69                                                                                                             Inc.
------------------------------------------------------------------------------------------------------------------------------------
*     The Trustee's term is unlimited. Trustees serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.
------------------------------------------------------------------------------------------------------------------------------------

FUND/TRUST OFFICERS

                            Position(s)        Length
                            Held               of Time
Name, Address & Age         with Fund          Served*            Principal Occupation(s) During Past 5 Years
------------------------------------------------------------------------------------------------------------------------------------
Donald C. Burke             Vice President     1999 to present    First Vice President of FAM and MLIM since 1997 and Treasurer
P.O. Box 9011               and Treasurer                         thereof since 1999; Senior Vice President and Treasurer of
Princeton, NJ 08543-9011                                          Princeton Services since 1999; Vice President of FAMD since 1999;
Age: 42                                                           Vice President of MLIM and FAM from 1990 to 1997; Director of
                                                                  MLIM Taxation since 1990.
------------------------------------------------------------------------------------------------------------------------------------
Robert C. Doll, Jr.         Senior Vice        1999 to present    President and Global Chief Investment Officer of MLIM and member
P.O. Box 9011               President and                         of the Executive Management Committee of ML & Co., Inc. since
Princeton, NJ 08543-9011    Portfolio Manager                     2001; Chief Investment Officer, Senior Vice President and Co-Head
Age: 49                                                           of MLIM Americas from 1999 to 2001; Chief Investment Officer of
                                                                  Oppenheimer Funds, Inc. from 1987 to 1999 and Executive Vice
                                                                  President from 1991 to 1999.
------------------------------------------------------------------------------------------------------------------------------------
Linda J. Gardner            Vice President     1999 to present    Vice President and Chief Administrative Officer, Equities, of the
P.O. Box 9011                                                     Investment Adviser since 1999; Manager of Equity Administration of
Princeton, NJ 08543-9011                                          Oppenheimer Funds, Inc. from 1991 to 1999.
Age: 40
------------------------------------------------------------------------------------------------------------------------------------


            October 31, 2002 (40) & (41) Mercury Large Cap Value Fund

OFFICERS AND DIRECTORS/TRUSTEES (UNAUDITED) (CONCLUDED)

FUND/TRUST OFFICERS (concluded)

                            Position(s)        Length
                            Held               of Time
Name, Address & Age         with Fund          Served*            Principal Occupation(s) During Past 5 Years
------------------------------------------------------------------------------------------------------------------------------------
Susan B. Baker              Secretary          2002 to present    Director (Legal Advisory) of MLIM since 1999; Vice President of
P.O. Box 9011                                                     MLIM from 1993 to 1999; Attorney associated with MLIM since 1987.
Princeton, NJ 08543-9011
Age: 45
------------------------------------------------------------------------------------------------------------------------------------
*     Officers of the Fund/Trust serve at the pleasure of the Board of Directors/Trustees.
------------------------------------------------------------------------------------------------------------------------------------

Further information about the Fund's Officers and Directors/Trustees is available in the Fund's Statement of Additional Information, which can be obtained without charge by calling 1-888-763-2260.

Custodian

Brown Brothers Harriman & Co.
40 Water Street
Boston, MA 02109-3661

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
888-763-2260


            October 31, 2002 (42) & (43) Mercury Large Cap Value Fund

[LOGO] Merrill Lynch  Investment Managers

     MUTUAL         MANAGED           ALTERNATIVE          INSTITUTIONAL
     FUNDS          ACCOUNTS          INVESTMENTS         ASSET MANAGEMENT

                               [GRAPHICS OMITTED]

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

Mercury Large Cap Value Fund of
Mercury Large Cap Series Funds, Inc.
Box 9011
Princeton, NJ
08543-9011

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